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                                   EXHIBIT 23
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the following registration statement of the Lanier Worldwide, Inc. Savings Incentive Plan of our report dated October 9, 1997, with respect to the financial statements and schedules of the Lanier Worldwide, Inc. Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended June 30, 1997.


         Form S-8 No. 333-01746     Lanier Worldwide, Inc.
                                    Savings Incentive Plan



                                    Bray, Beck & Koetter


Melbourne, Florida
December ____, 1997